UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 12, 2010

Kirkland's, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Tennessee	000-49885	621287151
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

431 Smith Lane, Jackson, Tennessee		38301
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	731-988-3600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition.

On March 12, 2010, Kirkland's, Inc. (the "Company") issued a press release and conducted a conference call regarding its sales and earnings release results for its fourth fiscal quarter and year-to-date period ended January 30, 2010 (the "Press Release"). A copy of the Press Release and transcript of the conference call conducted by the Company are attached hereto as exhibit 99.1 and exhibit 99.2, respectively, and are being furnished, not filed, under item 2.02 of this Report on Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On March 12, 2010 the Compensation Committee of our Board of Directors approved, effective as of March 28, 2010, the fiscal 2010 salary for our executive officers, and the following table sets forth the fiscal 2010 base salaries for our Named Executive Officers:

Named Executive Officer - Base Salary
Robert E. Alderson - $500,000
W. Michael Madden - $325,000

Also on March 12, 2010, the Compensation Committee of our Board of Directors reviewed the achievement of Company performance goals and individual performance goals for fiscal 2009 with respect to our executive officers. Based on the Committee's review, the Compensation Committee approved the following bonuses for fiscal 2009 for the executive officers named below:

Named Executive Officer - Fiscal 2009 Bonus
Robert E. Alderson - $600,000
W. Michael Madden - $292,500

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Press Release dated March 12, 2010 announcing the Company's fourth quarter and annual financial results.

99.2 Transcript of the March 12, 2010 conference call conducted by the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kirkland's, Inc.

March 16, 2010	By:	/s/ Robert E. Alderson

Name: Robert E. Alderson
Title: President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated March 12, 2010 announcing the Company's fourth quarter and annual financial results
99.2	Transcript of the March 12, 2010 conference call conducted by the Company